USANA Health Sciences, Inc.                         October 22, 2024
Q3 2024 Management Commentary

Key Financial & Operating Results
•Third quarter net sales were $200 million versus $213 million during Q3 2023.
•Third quarter diluted EPS was $0.56 as compared with $0.59 during Q3 2023.
•Company updates fiscal year 2024 net sales and diluted EPS outlook to approximately $850 million and $2.45, respectively (previously $850 million to $880 million and $2.40 to $2.55).

Overview

Sales performance in the third quarter was modestly below our expectations as the operating environment in many of our markets remained challenging. Consumer spending in many of our markets remained under pressure due to macroeconomic factors, which created difficulty for our Associates to build momentum attracting new customers, particularly in our largest market, mainland China.

Notwithstanding the challenging environment, we continued to execute upon our long-term strategic initiatives. Our commercial team, which was reorganized earlier this year, has been executing on these initiatives to enhance the overall value proposition of our business to our customers and we are beginning to see results in several of these areas.

We continued our engagement efforts with our sales leaders during the quarter, highlighted by our Americas & Europe Convention in Las Vegas, Nevada. Training, development and recognition were key focus areas at this event, with an emphasis on actionable initiatives to help our sales leaders grow their businesses. Additionally, we previewed improved digital tools aimed at enhancing the overall selling and shopping experience. Feedback has been positive and leaders are actively adopting these new initiatives.

At our Americas & Europe convention, we launched two new products: Celavive Resurfacing Serum and Whey Protein Isolate. These product launches are illustrative of the early stages of our product innovation strategy and Associate-first approach, which includes increasing the cadence of new and upgraded high-quality, relevant, and premium products. In addition to benefits anticipated from product innovation, the new commercial team is also driving shorter timelines from formulation to commercialization as well as exploring enhanced selling strategies to support our Associate-first approach.

For the fourth quarter, we expect the operating environment in many of our markets to remain challenging. We plan to modestly increase promotional activity to help offset these market pressures and to drive sales momentum. Although we are monitoring the recently-announced stimulus initiatives in China, we do not expect them to have a meaningful positive impact on our fourth quarter operating results.

We remain focused on executing the five key initiatives that underpin our long-term strategy. These include (i) leveraging performance from our restructured commercial team, (ii) expanding product innovation and commercialization, (iii) increasing our efforts to engage our sales leaders with an Associate-first approach, (iv) growing our India market, and (v) evaluating more business development activities. These initiatives are a meaningful multi-year endeavor and are focused on making USANA’s overall value proposition more compelling, ultimately driving long-term performance and stakeholder value creation.

Q3 2024 Financial Performance

Consolidated Results
Net Sales	$200 million	•-6% vs. Q3 2023
		•No meaningful YOY FX impact
		•-6% sequentially
Diluted EPS	$0.56	•-5% vs. Q3 2023
		•+4% sequentially
Active Customers	452,000	•-3% vs. Q3 2023
		•-3% sequentially
Balance Sheet and Share Repurchase Activity
We generated $30 million in operating cash flow during the third quarter and ended the quarter with $365 million in cash and cash equivalents while remaining debt-free.

As of September 28, 2024, inventories were $67 million, or 4% higher compared to the year-end balance in fiscal 2023. The modest increase in inventory can be attributed to strategic buying of certain raw materials during the quarter. Our in-house sourcing and manufacturing capabilities provide us with better control of inventory levels and help to mitigate supply chain risks while providing a meaningful contribution to delivering the highest quality nutritional products.

We did not repurchase any shares during the quarter. As of September 28, 2024, we had approximately $62 million remaining under the current share repurchase authorization.

Quarterly Income Statement Discussion
Gross margin increased 30 basis points from the prior year to 80.4% of net sales. The increase is largely attributed to lower material costs, favorable change in market mix and price increases, partially offset by the negative impact of foreign currency exchange rates.

Associate Incentives decreased 10 basis points from the prior year to 42.0% of net sales. The decrease largely reflects lower incentive and promotional expenses in the current year quarter.

Selling, General and Administrative expenses increased 90 basis points from the prior year to 30.6% as a percentage of net sales. The relative increase is primarily due to a loss of leverage on lower year-over-year net sales. On an absolute basis, SG&A expenses decreased $2.0 million year-over-year, which can be attributed primarily to lower event and advertising-related expenses.

The year-to-date effective tax rate increased to 43.0% from the 38.0% reported in the comparable period of 2023. The higher effective tax rate can be attributed primarily to: 1) China’s increased relative share of USANA’s sales portfolio, 2) a concentration of infrastructure costs at our corporate headquarters in the U.S., and 3) generally softer operating performance, including the impact of unfavorable exchange rates in our other markets around the world.

Q3 2024 Regional Results:

Asia Pacific Region
Net Sales	$160 million	•-6% vs. Q3 2023
		•No meaningful YOY FX impact
		•-6% sequentially
		•80% of consolidated net sales
Active Customers	360,000	•-1% vs. Q3 2023
		•-2% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$102 million	•-4% vs. Q3 2023
		•-5% constant currency vs. Q3 2023
		•-11% sequentially
Active Customers	243,000	•+6% vs. Q3 2023
		•-3% sequentially
North Asia
Net Sales	$21 million	•-15% vs. Q3 2023
		•-12% constant currency vs. Q3 2023
		•+4% sequentially
Active Customers	41,000	•-16% vs. Q3 2023
		•-2% sequentially
Southeast Asia Pacific
Net Sales	$37 million	•-5% vs. Q3 2023
		•-6% constant currency vs. Q3 2023
		•+5% sequentially
Active Customers	76,000	•-8% vs. Q3 2023
		•-1% sequentially

Greater China: Net sales and local currency sales in mainland China decreased 4% and 5% year-over-year, respectively. Active Customers in this market increased 7% year-over-year against a favorable comparison. Sequentially, regional performance was impacted by our mainland China market, where net sales and Active Customers decreased 13% and 3%, respectively. The primary driver of year-over-year and sequential performance is largely attributable to weakening macroeconomic conditions, which is negatively impacting consumer discretionary income and contributed to lower average spend per customer during the quarter.
North Asia: Net sales and local currency sales in South Korea declined 15% and 13% year-over-year, respectively, and Active Customers declined 17%. On a sequential basis, net sales and local currency sales increased 4% and 3%, respectively, while Active Customers declined 2%. Year-over-year declines reflect, in great part, a challenging environment due to macroeconomic weakness. We did, however, report sequential sales growth in this region through continued investments in promotional activity designed to support and generate positive growth momentum.
Southeast Asia Pacific: Net sales and local currency sales in Malaysia decreased 3% and 6% year-over-year, respectively, while Active Customers declined 17% year-over-year. Sequentially, net sales in Malaysia increased 6% (flat in local currency) and Active Customers decreased 4%. Year-over-year results reflect lower relative promotional activity. In the Philippines, net sales and local currency sales declined 11% and 9% year-over-year, respectively, while Active Customers were 5% lower. Sequentially, net sales and local currency sales in the Philippines grew 4% and 3%, respectively, while Active Customers increased 6%. Year-over-year results reflect cautious consumer sentiment in this market while sequential results reflect relatively stable levels of sales and customer counts since the beginning of the year.

Americas and Europe Region
Net Sales	$40 million	•-7% vs. Q3 2023
		•-6% constant currency vs. Q3 2023
		•-5% sequentially
		•20% of consolidated net sales
Active Customers	92,000	•-10% vs. Q3 2023
		•-7% sequentially

Americas and Europe Region: Net sales and local currency sales in Canada decreased 6% and 4%, respectively, while Active Customers decreased 6%. Both net sales and Active Customers in the United States declined 9% year-over-year. Sequentially, net sales and local currency sales in Canada decreased 7% and 8%, respectively, while Active Customers declined 9%. In the United States, net sales declined 1% sequentially while Active Customers were 5% lower. Results in both markets reflect a challenging environment for attracting new customers as consumer discretionary spending remains pressured.

Fiscal Year 2024 Outlook
The Company is updating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
	Target	Previous Range
Consolidated Net Sales	$850 million	$850 - $880 million
Diluted EPS	$2.45	$2.40 - $2.55

Our updated outlook for the year reflects:
•An unfavorable currency exchange rate impact on net sales of around $11 million (previously unfavorable impact of approximately $20 million).
•An operating margin of approximately 8.5% (previously 8.0% to 8.8)
•An annual effective tax rate of approximately 43.5% (previously 43% to 44%)
•An annualized diluted share count of 19.1 million (previously 19.2 million)

Despite the challenging macroeconomic environment, USANA is well positioned to benefit from the growing consumer focus on personal health and wellness. We will continue to invest in organic strategic initiatives with an Associate-first mentality, expand and enhance our best-in-class products, and evaluate accretive business development opportunities. While it will take time to fully realize the rewards of these efforts, we are confident that the successful execution of these strategies will position USANA to return to sustainable long-term growth.

Jim Brown
President and CEO

Douglas Hekking
CFO

Safe Harbor
This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk that our Associate compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:	801-954-7280
media@usanainc.com